Exhibit 99.3

NASDAQ - IRGI First Quarter 2004 Results/May 5, 2004

Safe Harbor Disclaimer Statements contained in this presentation that are forward-looking are based on current expectations that are subject to a number of uncertainties and risks, and actual result may differ materially. Factors that might cause such difference include, but are not limited to, risks associated with: the reduction in research and development activities by pharmaceutical and biotechnology clients, changes in government regulations, the effects of interest rate and foreign exchange rate fluctuations, our ability to attract and retain employees, the loss or delay of contracts due to economic uncertainty or other factors, our ability to efficiently manage backlog, our ability to expand our business through strategic acquisitions, competition within the industry and the potential adverse impact of health care reform. Further information about these risks and uncertainties can be found in the information included in the company's recent filings with the Securities and Exchange Commission, including the company's Registration Statement on Form S-3 and Form 10-K.

Building the world's leading and most profitable drug development services company Our Mission

Investment Highlights Global market presence Full-service drug development capability Large market opportunity Established leadership position in pre-clinical Unique position in clinical development Diversified revenue mix and client base Proven management team Track record of growth and profitability

Walter Nimmo - President & CEO Operational Overview

Q1, 2004 Financial Highlights Q1-03 Q1-04 Data 57.7 76.7 +33% Net Service Revenue Q1-03 Q1-04 Reported 0.2 0.31 +55% Diluted EPS (Reported)

Pre-clinical Net service revenue increased 22% to $44.4 million Operating margins up 2.3% year on year, to 26.5% Favorable exchange rate movements positively impacted profitability Strong signings and record enquiry levels across all toxicology businesses Demand for non-toxicology services in North America growing strongly Ongoing pre-clinical expansion on target, new clinical sciences building in Edinburgh now completed Clinical Net service revenue increased 52% to $32.4 million PharmaResearch acquisition fully integrated Significant improvement in operating margins y-on-y - up 2.3% to 12.9% New business enquiry levels remain at historic highs Seasonal factors and some project delays impacted Q1 revenues Q1, 2004 Financial Highlights (cont.)

Analysis of Net Service Revenue - LTM Clinical 42% Pre-clinical 58% Biotech 33% Pharma 55% Other 12% Europe 33% USA 57% ROW 3% Japan 7% LTM - latest twelve months

Pharma Pharma Biotech Biotech AgriChemical Biotech Major Pharma Biotech Biotech Biotech Biotech Major Pharma Biotech Biotech Major Pharma Biotech Major Pharma Major Pharma Major Pharma Major Pharma Data 0.009 0.009 0.01 0.01 0.01 0.01 0.01 0.01 0.012 0.013 0.016 0.018 0.022 0.023 0.023 0.03 0.031 0.039 0.047 0.087 Revenue by Client - LTM Percentage of LTM Net Service Revenue Top client - 8.7% Top 5 clients - 23.4% Top 20 clients - 43.8% Major Pharma Major Pharma Major Pharma Major Pharma Biotech Biotech Biotech Major Pharma Biotech Biotech Major Pharma Pharma Biotech Major Pharma Major Pharma Biotech Biotech Pharma Biotech Pharma LTM - latest twelve months

New Business Signings and Revenues Dec-01 Mar-02 Jun-02 Sep-02 Dec-02 Mar-03 Jun-03 Sep-03 12/1/2003 Mar-04 New Business Signings 243 265 266 259 267 271 281 300 331 350 Net Service Revenue 156.3 193.5 202.8 211.8 222.4 226.9 238.4 253.1 272.5 291.536 LTM Net Service Revenues LTM New Business Signings (MATS) LTM - latest twelve months

Confirmed Backlog 12/1/2001 3/1/2002 6/1/2002 9/1/2002 12/1/2002 3/1/2003 6/1/2003 9/1/2003 12/1/2003 Mar-o4 Clinical Development Services Revenues 172 193 202 206 210 222 224 259 285 295 $ millions

Outlook and Revised Guidance New business signings remain strong, with enquiry levels across all of our businesses remaining buoyant Trading environment for Pre-clinical is strengthening, in a more favorable exchange rate environment Q1 revenues in our Clinical business were impacted by seasonal factors and some project delays. Short term, our the Phase I business will be impacted by the introduction in May of the new clinical trials directive in Europe We are also now benefiting from a more favorable exchange rate and interest rate, particularly in Canada Full-year, diluted EPS guidance increased to $1.36 - $1.39

Paul Cowan - CFO Financial Overview

Revenues and Income from Operations Q1-03 Q1-04 Pre-clinical 36.329 44.377 Clinical 21.355 32.361 +33% Net Service Revenue 57.7 76.7 +52% +22% Q1-03 Q1-04 Pre-clinical 8.782 11.744 Clinical 2.263 4.173 Total 8.571 12.845 Income from Operations Total

Operating Margins Q1-02 Q2-02 Q3-02 Q4-02 Q1-03 Q2-03 Q3-03 Q4-03 Q1-04 Pre-clinical 0.301 0.312 0.308 0.303 0.242 0.289 0.281 0.255 0.265 Clinical 0.041 0.124 0.135 0.143 0.106 0.113 0.103 0.13 0.129 Company 0.184 0.219 0.209 0.207 0.16 0.193 0.179 0.169 0.167 Clinical Group

Earnings Per Share Q1-03 Q2-03 Q3-03 Q4-04 Q1-04 Reported/Guidance 04--1 0.2 0.27 0.25 0.29 0.31

Q1, 2004 Key Financial Highlights Q1, 2004 results impacted positively by more favorable exchange rate environment Operating income negatively impacted by costs of registering of Candover's remaining shareholding ($0.3 million) and residual PharmaResearch restructuring costs ($0.1 million) Negative mark-to-market valuation adjustment on interest rate swaps recorded ($0.4 million) Tax charge reduced by $1.7 million reflecting reversal of valuation allowances on carried forward NOL's Valuation allowances totaling $13.7 million reversed and booked against goodwill on NOL's

Strong Capitalization Capitalization (Dollars in thousands) Dec 31, 2003 March 31, 2004 Cash and equivalents 24,579 24,928 Gross financial debt (58,798) (56,854) Net (debt) cash (34,219) (31,926) Shareholders' Equity 234,175 248,806 Gross debt/book capitalization 25.1% 22.9 % Net debt/book capitalization 14.6% 12.8 % Cash Flow (Dollars in thousands) Year Ended Dec 31, 2003 Quarter Ended March 31, 2004 Operating Cash Flow 56,309 11,116 Capital Expenditures (30,414) (5,803) Net DSO's 28 21

NASDAQ - IRGI First Quarter 2004 Results/May 5, 2004